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                                                                    Exhibit 12.1

                                 AQUANTIVE, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                                                 YEAR ENDED DECEMBER 31,
                                                            2006           2005            2004           2003           2002
                                                        -------------  -------------   ------------    ------------   ------------
Pre-tax income (loss) from continuing operations        $      91,984  $      60,179   $     27,596    $     12,659   $     (3,263)

Add:  Fixed charges
               Interest expensed & capitalized          $       4,959  $       3,784   $      2,140    $        932   $      1,090
               Amortized capitalized expenses
               related to indebtedness                            520            532            158               -              -
                                                        -------------  -------------   ------------    ------------   ------------

Total Fixed charges (B)                                 $       5,479  $       4,316   $      2,298    $        932   $      1,090

Pre-tax income (loss) from continuing operations
  before fixed charges (A)                              $      97,463  $      64,495   $     29,894    $     13,591   $     (2,173)
                                                        -------------  -------------   ------------    ------------   ------------

Ratio of earnings to fixed charges* (A) / (B)                    17.8           14.9           13.0           14.6            -2.0
                                                        =============  =============   ============    ============   ============
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